SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014

Lans Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-148385	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Penthouse Menara Antara No 11 Jalan Bukit Ceylon Kuala Lumpur, Malaysia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 001-63-6017-348-8798

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 17, 2014, the Board of Directors of the Lans Holdings, Inc. (the “Company”) appointed Mr. Trevor Allen as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, and immediately thereafter Eng Kok Yap resigned from all officer positions of the Company. Mr. Yap will remain as a member of the Company’s Board of Directors.

Mr. Allen (age 48) has for the past five years been Owner of Gordons, a bakery deli in North London. He also is a partner in Star Lounge night Club in Harrow, NW London and has owned Payflex intellectual property since February of 2014.

There are no family relationships between our officers and/or directors. Mr. Allen has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Other than as described in this Current Report on Form 8-K, there is no present arrangement or understanding between Mr. Allen and any other person pursuant to which Mr. Allen was elected as an officer. Presently, there is compensation or other arrangement between the Company and Mr. Allen.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On November 17, 2014, the Company executed a non-binding Letter of Intent (the “LOI”) to negotiate entering into a license agreement (the “License Agreement”) with PayFlex Systems and Trevor Allen (together, “PayFlex”) for a worldwide license to use all of PayFlex’s codes, patent and intellectual rights, contracts, permits and licenses in a payment processor business.

The License Agreement, if completed, will grant the Company the rights to, among other things, a unique platform to allow the seller of products online to enter a few pieces of information to allow them to generate a unique piece of code that will make a buy button to be placed on a seller’s website. The buy button will automatically process payments and keep track of the inventory of the seller’s products.

If consummated, the Company will be required to compensate PayFlex $150,000 in cash for the license and contribute $200,000 for its own working capital needs within 90 days of closing the License Agreement. The Company would also be required to issue a number of shares of the Company’s common stock necessary to give 55% of the total issued and outstanding shares of the Company to PayFlex or its nominees.

In addition, the Company would be required to issue a number of shares of the Company’s common stock necessary to give 70% of the total issued and outstanding shares of the Company to PayFlex or its nominees on the anniversary of the Licensing Agreement in which the Company’s audited filed financial statements for gross annual revenues attributable to the business exceeds (US) $5,000,000.

The transaction is subject to final due diligence by the parties and the execution of definitive agreements between the parties no later than December 1, 2014. A copy of the LOI is attached to this filing as Exhibit 99.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter of Intent dated November 17, 2014
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lans Holdings, Inc.

/s/ Trevor Allen

Trevor Allen
Chief Executive Officer

Date: November 18, 2014

3